Exhibit 10.1
ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES ("Assignment") is made and entered into on this 21st day of June, 2008 ("Effective Date"), by and between ROBINSON CORP., a Hawaii corporation ("Assignor"), and ENIVEL, INC., a Hawaii corporation ("Assignee"), or its peiiiiitted assignee.

RECITALS:

A.    Assignor is the lessee under those certain leases described in Exhibit 1 attached hereto ("Leases").

B.    Assignor, Assignee, THURSTON J. ROBINSON, THERESA PAULETTE WINN, and U.S. DRY CLEANING CORPORATION are parties to that certain unrecorded Purchase and Sale Agreement dated May 31, 2008 ("PSA"), pursuant to which Assignee is acquiring from Assignor's interests in the Leases.

C.    In accordance with and subject to the terms and conditions of the PSA, Assignor has agreed to assign to Assignee, and does hereby assign to Assignee, all of Assignor's right, title and interest in and to, and obligations under, the Leases, and Assignee has agreed to accept such assignment and assume such obligations, and hereby accepts such assignment and assumes such obligations, subject to the terms and conditions herein contained.

NOW, THEREFORE, pursuant to and in effectuation of the terms of the PSA and in consideration of the sum of TEN AND NO/100 DOLLARS (USS10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.     Assignment. Assignor does hereby sell, assign, transfer and convey to Assignee all of Assignor's right, title and interest in, to and under the Leases.

SUBJECT, HOWEVER, to the terms and conditions thereof.

Assignee hereby assumes and promises, covenants and agrees that Assignee will observe and perform, in accordance with the tenns thereof, all of the remaining duties and obligations owed by Assignor under or pursuant to the Leases.

2.            "AS IS" "WHERE IS" Sale. Assignee acknowledges and agrees that the Leases are assigned by Assignor to Assignee in "AS IS, WHERE IS, AS BUILT, WITH ALL FAULTS" condition, that Assignor has made and makes no representations or warranties to Assignee with respect thereto.

3.             Indemnification. Assignee hereby agrees to indemnify, hold harmless, and defend Assignor from and against all claims, liabilities, losses, damages, costs, court costs and expenses, including, without limitation, attorneys' fees, which Assignor may suffer or incur and relating in any way to said Leases arising after the Closing Date.

4.             Severability. If any provisions of this Assignment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Assignment and the application of such provisions to other persons or circumstances shall not be affected thereby.

5.             Facsimile Signatures-Counterparts. This Assignment and all or any related documents may be executed in two or more counterparts, and by a mechanical device or machine or by the use of facsimile signature, and each counterpart, when executed, shall be deemed an original. All such counterparts, together, shall constitute one agreement or one document binding on all the parties thereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

6.             Applicable Law. This Assignment shall be controlled, construed and enforced in accordance with the laws of the State of Hawaii.

[THIS LEFT INTENTIONALLY BLANK. SIGNATURE PAGE FOLLOWS.]

Dated as of the Effective Date.

 ASSIGNOR:

ROBINSON CORP., a Hawaii corporation

By:  /s/ Thurston John Robinson
Name: THURSTON JOHN ROBINSON
Title: President

ASSIGNEE:

ENIVEL, INC., a Hawaii corporation

By:  /s/ Michael E. Drace
Name:  Michael E. Drace
Title:  President

EXHIBIT I

LEASES

The following leases, together with all amendments thereto (and deposits as of the Effective Date), as previously delivered by Seller to Buyer:

Ward Center (General Growth)
Pearl Highlands (I&G Pearl Highlands) Kailua (Twenty First Technologies)